UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
  SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:                                                      February 18, 2016

  CUMMINS INC.
 (Exact name of registrant as specified in its charter)

Indiana (State or other Jurisdiction of Incorporation)	1-4949 (Commission File Number)	35-0257090 (I.R.S. Employer Identification No.)

500 Jackson Street
 P. O. Box 3005
 Columbus, IN  47202-3005
 (Principal Executive Office)  (Zip Code)
Registrant's telephone number, including area code:  (812) 377-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On February 18, 2016, Patrick J. Ward, Vice President – Chief Financial Officer of Cummins Inc. (the “Company”), entered into a pre-arranged stock trading plan (the “Ward 10b5-1 Plan”) to sell a limited number of his shares of the Company’s common stock, par value $2.50 per share (“Common Stock”).

The Ward 10b5-1 Plan allows for the sale of a maximum of 15,000 shares of Common Stock at a specified market price commencing sixty days after adoption of the Ward 10b5-1 Plan and continuing until all 15,000 shares are sold or February 18, 2017, whichever occurs first.  Based on his current ownership of Common Stock, if all of the 15,000 shares of Common Stock subject to the Ward 10b5-1 Plan were sold, Mr. Ward would beneficially own approximately 28,834 shares of Common Stock.

The Plan was designed to comply with the Company’s insider trading policies and the guidelines specified in Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended, which permit an officer or director to enter into a pre-arranged plan for buying or selling Company stock at a time when the officer or director is not in possession of material, nonpublic information about the Company.  Mr. Ward will continue to be subject to the Company’s stock ownership guidelines, and the sales contemplated by the Plan will not reduce Mr. Ward’s ownership of Common Stock below the levels required by the guidelines.

All sales of Common Stock under the Plan will be disclosed publicly in accordance with applicable securities laws, rules and regulations through appropriate filings with the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 4, 2016

CUMMINS INC.
/s/ Marsha L. Hunt _____________________________ Marsha L. Hunt Vice President - Corporate Controller